                                                                    EXHIBIT 4.15


                      AMENDMENT NO. 2 TO THE THIRD AMENDED
                      AND RESTATED STOCKHOLDERS' AGREEMENT


              Amendment No. 2, dated as of December 14, 2000, to the Third Amended and Restated Stockholders' Agreement, dated as of April 20, 1999, as amended by Amendment No. 1, dated November 20, 2000 (the "Stockholders' Agreement"), by and among the Company, the WCAS Purchasers, SBC Tower Holdings LLC ("SBCT"), TPC, CIBC II, CIBC III, Caravelle, JHW II, JHW III, JHW Strategic III, JHW Mezzanine, Clark, Tomick, Bryne, Waller, Kitty Hawk III, Kitty Hawk IV, Eagle Creek, Finley LP, NCEF, Lutkewich, Jackman, Eckert, Gupton, Price LP, and Benake. Unless otherwise defined herein, defined terms shall have such meanings ascribed to them in the Stockholders' Agreement.

              WHEREAS, pursuant to the terms of that certain Agreement to Sublease, dated as of August 25, 2000, by and among SBC Wireless, Inc. ("SBCW") (for itself and on behalf of the Sublessor Entities), the Company and Southern Towers, Inc. (the "SBC AGREEMENT"), SBCW or affiliates of SBCW have, subject to the terms and conditions of the SBC Agreement, the right to receive shares of Common Stock as more fully described in Section 3.2 of the SBC Agreement;

              WHEREAS, SBCW has designated SBCT to receive all of the shares of Common Stock to be issued by the Company under Section 3.2 of the SBC Agreement; and

              WHEREAS, pursuant to Section 18 of the Stockholders' Agreement, the Company, the Stockholders and the SBCT desire to amend the Stockholders' Agreement to admit the SBCT as a stockholder and make such amendments, in connection therewith, as more particularly set forth herein.

              NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

       1.     Amendment of the "Stockholders" Definition.

              The defined term "Stockholders" contained in the Stockholders' Agreement is hereby amended to include SBC Tower Holdings LLC, a Delaware limited liability company ("SBCT").

       2.     Amendment of Section 1(a)(i).

              Section 1(a)(i) of the Stockholders' Agreement is hereby amended in its entirety and replaced by the following:

                     "(i) An amendment to the by-laws of the Company to provide that the authorized number of directors of the board of


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                                                                               2

              directors of the Company (the "Board") shall be established at twelve (12) persons or, at the request of the holders of a majority of the Common Stock then held by the WCAS Purchasers, to increase the size of the Board, up to a maximum of fifteen (15) persons;"

       3.     Amendment of Section 1(a)(ii)(d).

              Section 1(a)(ii)(d) of the Stockholders' Agreement is hereby amended in its entirety and replaced by the following:

              "(d) one (1) director designated by SBCT and one representative of SBCT who shall be entitled to attend, as a non-voting observer, all meetings of the Board or any committee thereof and to receive all notices, information, and other materials distributed to the members of the Board or any such committee at the same time and in the same manner as so distributed;".

       4.     Amendment to Section 2(iv).

              Section 2(iv) of the Stockholders' Agreement is hereby amended by deleting the word "or" at the end thereof.

       5.     Amendment to Section 2(v).

              Section 2(v) of the Stockholders' Agreement is hereby amended by adding the word "or" at the end thereof.

       6.     Amendment to Section 2.

              Section 2 of the Stockholders' Agreement is hereby amended by adding the following new subclause (vi) after subclause (v);

                     "(vi) in the event that the covenant set forth in Section
              5.14 of the SBC Agreement is satisfied other than by the payment of $25,000,000 in cash, any transfer by SBCT of up to an aggregate of $25,000,000 of Common Stock issued to SBCT under Section 3.2(b) of the SBC Agreement;"

       7.     Amendment of Section 10(b).

              Section 10(b) of the Stockholders' Agreement is hereby amended by inserting the following paragraph at the end thereof:

                     "The rights granted to SBCT pursuant to Section 1 shall
              terminate as to SBCT on the earlier to occur of (i) the sale, transfer


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                                                                               3

              or other disposition (including a disposition by a partnership to its partners or a limited liability company to its members) by SBCT of at least 50% of the shares of Capital Stock issued to SBCT under the SBC Agreement or (ii) the ownership of Capital Stock held by SBCT shall fall below 8% of the outstanding Capital Stock of the Company. When calculating the number of shares of Capital Stock issued to or owned by SBCT for purposes of the foregoing sentence, SBCT will be treated as having been issued the following number of shares of Capital Stock: (a) at all times prior to the Final Closing (as defined in the SBC Agreement) the sum of (i) 14,291,997 and (ii) any additional shares of Capital Stock which are actually issued to SBCT under Sections 3.2(e) and (f) of the SBC Agreement; and (b) at all times from and after the Final Closing, the actual number of shares issued to SBCT under the SBC Agreement."

       8.     Amendment of Section 18.

              Section 18 of the Stockholders' Agreement is hereby amended by deleting the word "or" appearing before the word "TPC" in the proviso of the first sentence and inserting a "comma" in place thereof; and by inserting the phrase "or SBCT" before the phrase "to the extent any".

       9. Continuing Effect of Stockholders' Agreement. This Amendment shall not constitute an amendment or modification of any other provision of the Stockholders' Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Stockholders' Agreement are and shall remain in full force and effect.

       10. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

       11. Governing Law. This Amendment shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of law.



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                                                                               4

IN WITNESS WHEREOF, each of the parties hereto has executed this agreement, as of the day and year first above written.


                            WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

                            By: WCAS VIII Associates, L.L.C.,
                                its General Partner


                            By:    /s/ Lawrence B. Sorrel
                                ---------------------------------------
                                Name:
                                Title:


                            WCAS CAPITAL PARTNERS III, L.P.

                            By: WCAS CP III Associates, L.L.C.,
                                its General Partner


                            By:    /s/ Lawrence B. Sorrel
                                ---------------------------------------
                                Name:
                                Title:


                            WCAS INFORMATION PARTNERS, L.P.


                            By:    /s/ Lawrence B. Sorrel
                                ---------------------------------------
                                Name:
                                Title:


                            SBC TOWER HOLDINGS LLC

                            By: New Southwestern Bell Mobile Systems, Inc.,
                                its Managing Member


                            By:    /s/ Gregory L. Gibson
                                ---------------------------------------
                                Name: Gregory L. Gibson
                                Title:  Attorney-in-fact

                            TOWER PARENT CORP.


                            By:    /s/ Steven M Shindler
                                ---------------------------------------
                                Name: Steven M. Shindler
                                Title: CEO, Nextel International


                            CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.


                            By:    /s/ Andrew R. Heyer
                                ---------------------------------------
                                Name: Andrew R. Heyer
                                Title: Managing Member


                            CO-INVESTMENT MERCHANT FUND 3, LLC


                            By:    /s/ Andrew R. Heyer
                                ---------------------------------------
                                Name: Andrew R. Heyer
                                Title: Managing Member



                            CARAVELLE INVESTMENT FUND, L.L.C.

                            By: Caravelle Advisors, L.L.C., as its
                                Investment Manager and Attorney-in-Fact


                            By:    /s/ Andrew R. Heyer
                                ---------------------------------------
                                Name: Andrew R. Heyer
                                Title: Managing Member

                            WHITNEY EQUITY PARTNERS, L.P.

                            By: Whitney Equity Partners, LLC, its General
                                Partner


                            By:    /s/ Michael R. Stone
                                ---------------------------------------
                                Name:
                                Title:


                            J.H. WHITNEY III, L.P.

                            By: J.H. Whitney Equity Partners III, LLC, its
                                General Partner


                            By:    /s/ Michael R. Stone
                                ---------------------------------------
                                Name:
                                Title:


                            WHITNEY STRATEGIC PARTNERS III, L.P.

                            By: J.H. Whitney Equity Partners III L.L.C., its
                                General Partner


                            By:    /s/ Michael R. Stone
                                ---------------------------------------
                                Name:
                                Title:


                            WHITNEY MEZZANINE FUND L.P.

                            By: Whitney GP, LLC,
                                its General Partner


                            By:    /s/ Michael R. Stone
                                ---------------------------------------
                                Name:
                                Title:

                            ----------------------
                            Stephen H. Clark


                            -----------------------
                            David P. Tomick


                            WALLER SUTTON MEDIA PARTNERS, L.P.

                            By: Waller Sutton Media Partners, LLC, its
                                General Partner


                            By:
                                ---------------------------------------
                                Name:
                                Title:


                            KITTY HAWK CAPITAL LIMITED PARTNERSHIP, III

                            By: Kitty Hawk Partners Limited Partnership,
                                III, its General Partner


                            By:
                                ---------------------------------------
                                Name:
                                Title:




                            KITTY HAWK CAPITAL LIMITED PARTNERSHIP, IV

                            By: Kitty Hawk Partners LLC, IV, its General
                                Partner


                            By:
                                ---------------------------------------
                                Name:
                                Title:
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                                                                               8


                            EAGLE CREEK CAPITAL, LLC


                            By:
                                ---------------------------------------
                                Name:
                                Title:


                            FINLEY FAMILY LIMITED PARTNERSHIP


                            By:
                                ---------------------------------------
                                Name:
                                Title:


                            THE NORTH CAROLINA ENTERPRISE FUND, L.P.

                            By: The North Carolina Enterprise Corporation,
                                its General Partner


                            By:
                                ---------------------------------------
                                Name:
                                Title:


                            -------------------------------------------
                            Edward J. Lutkewich


                            -------------------------------------------
                            Jack W. Jackman


                            -------------------------------------------
                            Alton D. Eckert


                            -------------------------------------------
                            William R. Grupton

                            THE PRICE FAMILY LIMITED PARTNERSHIP


                            By:
                                ---------------------------------------
                                Name:
                                Title:


                            BENAKE LP


                            By:
                                ---------------------------------------
                                Name:
                                Title:


                            -------------------------------------------
                            Richard Byrne